                                                                [EXECUTION COPY]





- --------------------------------------------------------------------------------


                                  SUBORDINATED NOTE
                         AND COMMON STOCK PURCHASE AGREEMENT

                                       between

                              TNF HOLDINGS COMPANY, INC.

                                         and

                         WHITNEY SUBORDINATED  DEBT FUND, L.P.

                               Dated as of June 7, 1994


- --------------------------------------------------------------------------------

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                                  TABLE OF CONTENTS
                             (Not part of the Agreement)

                                                                          Page
                                                                          -----
ARTICLE 1 -- DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .  2
              1.1  Definitions . . . . . . . . . . . . . . . . . . . . . .  2
              1.2  Accounting Terms; Financial Statements. . . . . . . . . 13
              1.3  Other Definitional Provisions . . . . . . . . . . . . . 14

ARTICLE 2 -- PURCHASE AND SALE OF THE NOTE AND COMMON STOCK. . . . . . . . 14
              2.1  Purchase and Sale of Note . . . . . . . . . . . . . . . 14
              2.2  Purchase and Sale of Common Stock . . . . . . . . . . . 14
              2.3  Fees and Expenses . . . . . . . . . . . . . . . . . . . 14
              2.4  Closing . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE 3 -- CONDITIONS TO THE
              OBLIGATION OF THE PURCHASER TO CLOSE . . . . . . . . . . . . 15
              3.1  Representations and Warranties . . . . . . . . . . . . 15
              3.2  Compliance with this Agreement. . . . . . . . . . . . . 15
              3.3  Officers Certificate. . . . . . . . . . . . . . . . . . 16
              3.4  Secretary's Certificate . . . . . . . . . . . . . . . . 16
              3.5  Documents . . . . . . . . . . . . . . . . . . . . . . . 16
              3.6  Financial Matters . . . . . . . . . . . . . . . . . . . 16
                        (a)  Budgets; Financial Statements . . . . . . . . 16
                        (b)  Payment at Closing. . . . . . . . . . . . . . 17
              3.7  Purchase Permitted by Applicable Laws . . . . . . . . . 17
              3.8  Approval of Counsel to the Purchaser. . . . . . . . . . 17
              3.9  Consents and Approvals. . . . . . . . . . . . . . . . . 17
              3.10 No Material Adverse Change. . . . . . . . . . . . . . . 17
              3.11 Opinions of Counsel . . . . . . . . . . . . . . . . . . 18
              3.12 No Material Judgment or Order . . . . . . . . . . . . . 18
              3.13 Restated Certificate of Incorporation
                        and By-laws. . . . . . . . . . . . . . . . . . . . 18
              3.14  Other Transaction Documents. . . . . . . . . . . . . . 18
              3.15  Disbursement Instructions. . . . . . . . . . . . . . . 18
              3.16  Other Transactions . . . . . . . . . . . . . . . . . . 19
              3.17  Confirmation Order . . . . . . . . . . . . . . . . . . 19
              3.18  Bankruptcy Plan. . . . . . . . . . . . . . . . . . . . 19

ARTICLE 4 -- CONDITIONS TO THE
              OBLIGATION OF THE COMPANY TO CLOSE . . . . . . . . . . . . . 20
              4.1  Representations and Warranties True . . . . . . . . . . 20
              4.2  Compliance with this Agreement. . . . . . . . . . . . . 20
              4.3  Issuance Permitted by Applicable Laws . . . . . . . . . 20
              4.4  Approval of Counsel to the Company. . . . . . . . . . . 20
              4.5  Consents and Approvals. . . . . . . . . . . . . . . . . 20
              4.6  No Material Judgment or Order . . . . . . . . . . . . . 21

                                          i

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              4.7 Other Transaction Documents. . . . . . . . . . . . . . . 21

ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . 21
              5.1  Corporate Existence and Power . . . . . . . . . . . . . 21
              5.2 Corporate Authorization;
                        Non-Contravention. . . . . . . . . . . . . . . . . 21
              5.3 Governmental Authorization; Third
                        Party Consents . . . . . . . . . . . . . . . . . . 22
              5.4  Binding Effect. . . . . . . . . . . . . . . . . . . . . 22
              5.5  No Legal Bar. . . . . . . . . . . . . . . . . . . . . . 22
              5.6  Litigation. . . . . . . . . . . . . . . . . . . . . . . 22
              5.7  No Default or Breach. . . . . . . . . . . . . . . . . . 23
              5.8  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . 23
              5.9  Disclosure. . . . . . . . . . . . . . . . . . . . . . . 23
                        (a)  Agreement and Other Documents . . . . . . . . 23
                        (b)  Material Adverse Effect . . . . . . . . . . . 23
              5.10  Investment Company/Government
                        Regulations. . . . . . . . . . . . . . . . . . . . 24
              5.11  Capitalization . . . . . . . . . . . . . . . . . . . . 24
              5.12  Private Offering . . . . . . . . . . . . . . . . . . . 25
              5.13  Broker's, Finder's or Similar Fees . . . . . . . . . . 25
              5.14  Transaction Documents. . . . . . . . . . . . . . . . . 25
              5.15  Certain Representations Made
                        in the Senior Loan Agreement . . . . . . . . . . . 26

ARTICLE 6 -- REPRESENTATIONS AND WARRANTIES OF THE PURCHASER . . . . . . . 26
              6.1  Authorization; No Contravention . . . . . . . . . . . . 26
              6.2  Binding Effect. . . . . . . . . . . . . . . . . . . . . 27
              6.3  No Legal Bar. . . . . . . . . . . . . . . . . . . . . . 27
              6.4  Purchase for Own Account. . . . . . . . . . . . . . . . 27
              6.5  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . 28
              6.6  Broker's, Finder's or Similar Fees. . . . . . . . . . . 28
              6.7  Governmental Authorization;
                        Third Party Consent. . . . . . . . . . . . . . . . 28

ARTICLE 7 -- INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . 28
              7.1 Indemnification. . . . . . . . . . . . . . . . . . . . . 28
              7.2 Notification . . . . . . . . . . . . . . . . . . . . . . 29
              7.3 Registration Rights Agreement. . . . . . . . . . . . . . 30

ARTICLE 8 -- AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . 31
              8.1 Financial Statements
                        and Other Information. . . . . . . . . . . . . . . 31
                        (a)  Monthly Financials. . . . . . . . . . . . . . 31
                        (b)  Quarterly Financials. . . . . . . . . . . . . 31
                        (c)  Year-end Financials . . . . . . . . . . . . . 32
                        (d)  Compliance Certificate. . . . . . . . . . . . 32
                        (e)  Accountants' Reports. . . . . . . . . . . . . 33

                        (f)  Management Report . . . . . . . . . . . . . . 33
                        (g)  Budgets . . . . . . . . . . . . . . . . . . . 33
                        (h)  Events of Defaults, etc.  . . . . . . . . . . 34
                        (i)  Litigation. . . . . . . . . . . . . . . . . . 34
              8.2  Access to Accountants . . . . . . . . . . . . . . . . . 34
              8.3  Inspection. . . . . . . . . . . . . . . . . . . . . . . 34
              8.4  Corporate Existence . . . . . . . . . . . . . . . . . . 35
              8.5  Payment of Taxes. . . . . . . . . . . . . . . . . . . . 35
              8.6  Maintenance of Properties; Insurance. . . . . . . . . . 35
              8.7  Compliance with Laws. . . . . . . . . . . . . . . . . . 35
              8.8  Payment of Notes. . . . . . . . . . . . . . . . . . . . 36
              8.9  Books and Records . . . . . . . . . . . . . . . . . . . 36
              8.10 Use of Proceeds . . . . . . . . . . . . . . . . . . . . 36
              8.11 Post-Closing Audit. . . . . . . . . . . . . . . . . . . 36

ARTICLE 9 -- NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . 36
              9.1  Indebtedness and Liabilities. . . . . . . . . . . . . . 36
              9.2  Guaranties. . . . . . . . . . . . . . . . . . . . . . . 37
              9.3  Transfers, Liens and Related Matters. . . . . . . . . . 38
              9.4  Investments and Loans . . . . . . . . . . . . . . . . . 39
              9.5  Restriction on Fundamental Changes. . . . . . . . . . . 39
              9.6  Transactions with Affiliates. . . . . . . . . . . . . . 40
              9.7  Environmental Liabilities . . . . . . . . . . . . . . . 40
              9.8  Conduct of Business . . . . . . . . . . . . . . . . . . 40
              9.9  Compliance with ERISA . . . . . . . . . . . . . . . . . 40
              9.10 Tax Consolidations. . . . . . . . . . . . . . . . . . . 41
              9.11 Subsidiaries. . . . . . . . . . . . . . . . . . . . . . 41
              9.12 Fiscal Year . . . . . . . . . . . . . . . . . . . . . . 41
              9.13 Press Release; Public Offering Materials. . . . . . . . 41
              9.14 Restriction on Certain Amendments . . . . . . . . . . . 41
              9.15 No Inconsistent Agreements. . . . . . . . . . . . . . . 42
              9.16 Financial Covenants . . . . . . . . . . . . . . . . . . 42
                        (a)  Minimum EBITDA. . . . . . . . . . . . . . . . 42
                        (b)  Fixed Charge Coverage . . . . . . . . . . . . 42
                        (c)  Total Interest Coverage . . . . . . . . . . . 43
                        (d)  Leverage Ratio. . . . . . . . . . . . . . . . 43

ARTICLE 10 -- PREPAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE 11-- MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 43
              11.1  Survival of Representations
                        and Warranties . . . . . . . . . . . . . . . . . . 43
              11.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . 43
              11.3  Successors and Assigns . . . . . . . . . . . . . . . . 44
              11.4  Amendment and Waiver . . . . . . . . . . . . . . . . . 45
              11.5  Determinations . . . . . . . . . . . . . . . . . . . . 45
              11.6  Counterparts . . . . . . . . . . . . . . . . . . . . . 46
              11.7  Headings . . . . . . . . . . . . . . . . . . . . . . . 46


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              11.8  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . 46
              11.9  CONSENT TO JURISDICTION. . . . . . . . . . . . . . . . 46
              11.10 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . 46
              11.11 Severability . . . . . . . . . . . . . . . . . . . . . 47
              11.12 Rule of Construction . . . . . . . . . . . . . . . . . 47
              11.13 Entire Agreement . . . . . . . . . . . . . . . . . . . 47
              11.14 Certain Expenses . . . . . . . . . . . . . . . . . . . 47
              11.15 Publicity. . . . . . . . . . . . . . . . . . . . . . . 47
              11.16 Further Assurances . . . . . . . . . . . . . . . . . . 48



Schedule  1
Schedule  2
Schedule  5.3  -- Authorizations and Consents
Schedule  5.6  -- Litigation
Schedule  9.1(c) -- Existing Indebtedness

Schedule  9.3(a)(ii) -- Trademarks to be Sold
Schedule  9.3(a)(iv) -- Liens to be Terminated

Exhibit A -- Form of Subordinated Note
Exhibit B -- Form of Restated Certificate of Incorporation
Exhibit C -- Form of Securityholders Agreement
Exhibit D -- Form of Confirmation Order


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

                                  SUBORDINATED NOTE
                         AND COMMON STOCK PURCHASE AGREEMENT

              AGREEMENT, dated as of June 7, 1994, between TNF HOLDINGS COMPANY, INC., a Delaware corporation ("TNF" or the "Company"), and WHITNEY SUBORDINATED DEBT FUND, L.P., a Delaware limited partnership ("Whitney Debt Fund" or the "Purchaser").

              WHEREAS, TNF has entered into a Purchase and Sale Agreement dated as of May 25, 1994 (as amended to date, the "Asset Purchase Agreement") with Odyssey Holding Inc., a Delaware corporation ("Odyssey Holdings"), and The North Face, a California corporation ("Old TNF" and, together with Odyssey Holdings, the "Sellers"), relating to the acquisition (the "Acquisition") by TNF of certain assets and the assumption of certain liabilities of Old TNF;

              WHEREAS, in order to consummate the Acquisition, TNF has entered into a Loan and Security Agreement, dated as of the date hereof (the "Senior Loan Agreement"), with Heller Financial, Inc. ("Heller") to provide for a secured $1,500,000 term loan and a secured $26,500,000 revolving credit facility, which may include a secured seasonal overadvance facility and which includes secured letters of credit and guaranties not to exceed $10,000,000 at any time outstanding;

              WHEREAS, it is contemplated that, concurrently with the closing of the Acquisition, TNF proposes to issue and sell to the Purchaser a Subordinated Promissory Note due June 7, 2001 in the aggregate principal amount of $24,333,333 (the "Note"), and 319,688 shares of Common Stock, par value $.01 per share (the "Common Shares"), of TNF, in each case pursuant to the terms and subject to the conditions of this Agreement;

              WHEREAS it is contemplated that concurrently with the closing of the Acquisition, pursuant to a Preferred Stock Purchase Agreement, dated as of the date hereof (the "Preferred Stock Purchase Agreement"), among TNF, Whitney 1990 Equity Fund, L.P. ("Whitney Equity Fund") and J.H. Whitney & Co. ("Whitney"), TNF will issue and sell to Whitney Equity Fund and Whitney shares of Series A Convertible Preferred Stock, par value $1.00 per share, of TNF for an aggregate cash purchase price of $12,166,667 (the "Preferred Stock Sale"); and

              WHEREAS, it is contemplated that, concurrently with the closing of the Acquisition, TNF will issue and sell shares of its Common Stock pursuant to the Goldwin Purchase Agreement, the Management Purchase Agreement and the Investor Purchase Agreement (each, as hereinafter defined);

              NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE 1
                                     DEFINITIONS

              1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

              "ACQUISITION" has the meaning assigned to such term in the first Whereas clause.

              "AFFILIATE" means any Person: (a) directly or indirectly controlling, controlled by, or under common control with, the Company; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in the Company; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Company. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise provided, however, that "Affiliate" shall not include the Purchaser or any of its Affiliates, other than the Company and its Subsidiaries.

              "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

              "ASSET DISPOSITION" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any of the following: (i) any of the capital stock of any of the Company's Subsidiaries or

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              (ii) any or all of the assets of the Company or any of its
Subsidiaries other than sales of Inventory in the ordinary course of business.

              "ASSET PURCHASE AGREEMENT" has the meaning assigned to such term in the first Whereas clause.

              "BANKRUPTCY PLAN" means the Second Amended Joint Plan of Reorganization dated as of April 8, 1994 as filed by the Odyssey Bankruptcy Debtors in April 1994, with the amendments thereto set forth in the Confirmation Order, and without giving effect to any subsequent changes thereto that were not approved in writing by the Purchaser in its sole discretion, which approval shall not be unreasonably withheld or delayed with respect to changes that the Purchaser determines would not have a Material Adverse Effect.

              "BUDGET" means the annual budget for the Company and its Subsidiaries prepared by the management of the Company for the Board of Directors, including consolidated and consolidating: (a) balance sheets; (b) statements of income; (c) cash flow statements; and (d) statements of stockholder's equity, all prepared on a division by division and Subsidiary by Subsidiary basis and otherwise consistent with Old TNF's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

              "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

              "CAPITAL EXPENDITURES" means all expenditures for (including deposits), or contracts for expenditures (including only the principal portion of payments made under or with respect to Capital Leases) with respect to, any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

              "CAPITAL LEASE" shall mean any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

              "CASH EQUIVALENTS" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

              "CLOSING" has the meaning assigned to that term in Section 2.4.

              "CLOSING DATE" means the date specified in Section 2.4.

              "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

              "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

              "COMMON SHARES" has the meaning assigned to such term in the third Whereas clause.

              "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company, or any other capital stock of TNF into which such stock is reclassified or reconstituted.

              "COMPANY" has the meaning assigned to such term in the preamble.

              "CONDITION OF THE COMPANY" means the assets, business, properties, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

              "CONFIRMATION ORDER" means an order of the Bankruptcy Court for the Northern District of California which is duly entered in that certain Chapter 11 case, Case No. 93-40358-N (jointly administered) of the Odyssey Bankruptcy Debtors, in the form attached hereto as Exhibit D.

              "CONFIRMATION ORDER DATE" means the first date upon which the Bankruptcy Court commences a hearing seeking the entry of the Confirmation Order.

              "CONTEMPLATED RESTRICTIONS" has the meaning assigned to such term in Section 9.15.

              "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against or with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (c) under any foreign exchange contract, currency swap agreement, interest rate agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values or interest rates. Contingent Obligations shall include without limitation (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

              "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which such Person is a party or by which it or any of its properties is subject, including the Acquisition Documents (as defined in the Senior Loan Agreement).

              "DOMESTIC SUBSIDIARY" means any Subsidiary of the Company or any of its Subsidiaries organized in the United States or having any business operations in the United States.

              "EBITDA" means, for any period, without duplication, the total of the following for the Company and its Domestic Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP plus, to the extent included in the calculation of net income, (2) the sum of (a) taxes paid or accrued; (b) Interest Expenses, net of interest income, paid or accrued; (c) depreciation and amortization; and (d) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business), less (or plus, in the case of non-cash losses), to the extent included in the calculation of net income, and (3) the sum of (e) the income of any Person (other than wholly-owned Domestic Subsidiaries of the Company in which the Company or any of its wholly-owned Domestic Subsidiaries has an ownership-interest unless such income is received by the Company or such wholly-owned Domestic Subsidiary in a cash distribution; (f) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (g) extraordinary or non-recurring gains or non-cash losses but not net of extraordinary or non-recurring "cash" losses.

              "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Company or any of its Subsidiaries or any Seller or any current or former ERISA Affiliate.

              "ENVIRONMENTAL LAWS" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste disposal, industrial hygiene, land use or the protection of human health or safety, plant life or animal life, natural resources or the environment.

              "ERISA AFFILIATE", as applied to any of the Company and its Subsidiaries or any Seller, means any Person who is a member of a group which is under common control with such Person, who together with such Person is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

              "EVENT OF DEFAULT" has the meaning assigned to such term in the Note.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

              "FISCAL YEAR" means a twelve month period ending on the last day of March of each year.

              "FIXED CHARGE COVERAGE" means, for any period, operating Cash Flow divided by Fixed Charges.

              "FIXED CHARGES" means, for any period, without duplication, for the Company and its Domestic Subsidiaries on a consolidated basis, and each calculated for such period, (a) Interest Expenses; plus (b) scheduled payments of principal with respect to all Indebtedness; plus (c) any provision for (to the extent it is greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes included in net income less (d) payment of deferred taxes accrued in any prior period.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

              "GOLDWIN PURCHASE AGREEMENT" means that certain Stock Purchase Agreement dated as of December 28, 1993 between the Company and Kabushiki Kaisha Goldwin, as amended prior to the date hereof, and as it may be further amended with the prior written approval of the Purchaser.

              "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

              "HAZARDOUS MATERIAL" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

              "HOLDER" means a holder of any of the Notes.

              "INDEBTEDNESS" means as applied to any Person (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, including reimbursement obligations in respect of letters of credit; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument (but excluding operating leases); and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person (but only as to indebtedness which is non-recourse to the credit of such Person, not in excess of the value of the asset so secured). Obligations under interest rate agreements constitute Contingent Obligations and not Indebtedness.

              "INTEREST EXPENSES" means, without duplication, for any period, the sum of the following for the Company and its Domestic Subsidiaries, each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated hereunder on the Closing Date which have been capitalized as transaction costs and (ii) interest paid in kind.

              "INVENTORY" means, with respect to the applicable Person, all "inventory" (as defined in the UCC) now owned or hereafter acquired by such Person, wherever located including finished goods, raw materials, work in progress and other materials and supplies used or consumed in its business and goods which are returned to or repossessed by such Person.

              "INVESTOR PURCHASE AGREEMENT" means the Investor Stock Purchase Agreement, dated as of the date hereof, between TNF and the parties named in Schedule A thereto.

              "LEVERAGE RATIO" means as of any date of determination, the ratio of (a) the sum of all long term Indebtedness of the Company and its Domestic Subsidiaries (including the current portion thereof but excluding any Revolving Loan as such term is defined in the Senior Loan Agreement) outstanding plus the average daily balance of the Revolving Loan during the applicable period to (b) EBITDA for such period.

              "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest)

              "LOAN DOCUMENTS" has the meaning assigned to such term in the Senior Loan Agreement.

              "LOAN DOCUMENTS" has the meaning assigned to such term in the Senior Loan Agreement.

              "MANAGEMENT OPTIONS" means options issued, on the Closing Date and from time to time thereafter, pursuant to the TNF 1994 Stock Incentive Plan.

              "MANAGEMENT PURCHASE AGREEMENT" means the Stock Purchase and Non-Competition Agreement, dated as of the date hereof, between TNF and Marsden S. Cason and William A.
McFarlane.

              "MANAGEMENT RESTRICTED SHARES" means shares of restricted stock, issued on the Closing Date and from time to time thereafter, pursuant to the TNF 1994 Stock Incentive Plan.

              "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company on an individual basis or on the Company and its Subsidiaries, taken as a whole or (b) the impairment in any material respect of the ability of the Company or any of its Subsidiaries to perform its obligations under this Agreement or the Note or of the Purchaser to enforce or collect any of such obligations or (c) prior to consummation of the Acquisition, a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Old TNF on an individual basis or on Old TNF and TNF Scotland, taken as a whole.

              "NOTE" has the meaning assigned to that term in the third Whereas clause.

              "OBLIGATIONS" has the meaning assigned to that term in the Senior Loan Agreement.

              "ODYSSEY BANKRUPTCY DEBTORS" means Odyssey International Inc., Odyssey Holding Inc., Odyssey International Pte. Ltd. and Odyssey Worldwide Holdings B.V.

              "OPERATING CASH FLOW" means, for any period, (a) EBITDA; less (b) Capital Expenditures.

              "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

              "PERMITTED ENCUMBRANCES" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Laws or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith (provided that a reserve shall have been made therefor);
(c) Liens (other than any Lien imposed
by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, utilities, government contracts, trade contracts, licenses of computer software or hardware, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any the Company or any of its Subsidiaries; (e) Liens for purchase money obligations or Capital Leases, provided that (i) the purchase of the asset subject to any such Lien is permitted under subsection 6.3 of the Senior Loan Agreement, (ii) the Indebtedness secured by any such Lien is permitted under subsection 9.1, and (iii) any such Lien encumbers only the asset so purchased;
(f) Liens to secure the Obligations; (g) judgment Liens which do not create an Event of Default; (h) Liens set forth on Schedule 1.1(B) of the Senior Loan Agreement; and (i) Liens to secure Indebtedness incurred to refinance the Obligations, provided that such Indebtedness is permitted under subsection 9.1.

              "PERSON" means any individual, firm, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

              "PREFERRED STOCK PURCHASE AGREEMENT" has the meaning assigned to such term in the fourth Whereas clause,

              "PREFERRED STOCK SALE" has the meaning assigned to such term in the fourth Whereas clause.

              "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, among TNF, Purchaser, Whitney and Whitney Equity Fund relating to the registration of offerings of the Common Stock.

              "REQUIREMENTS OF LAW" means, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

              "RESTATED CERTIFICATE OF INCORPORATION" means the Restated Certificate of Incorporation of the Company, substantially in the form annexed hereto as Exhibit B to be filed on the Closing Date.

              "RESTRICTED PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; and (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding.

              "SECURITIES" means collectively, the Note and the Common Shares.

              "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

              "SECURITYHOLDERS AGREEMENT" means the Securityholders Agreement, substantially in the form attached hereto as Exhibit C, among the holders of the equity securities of TNF named therein.

              "SELLERS" has the meaning assigned to such term in the first Whereas clause.

              "SENIOR DEBT" has the meaning assigned to such term in the Note.

              "SENIOR LOAN AGREEMENT" has the meaning assigned to such term in the second Whereas clause, as the same may be modified, amended or supplemented from time to time in accordance with the terms thereof and hereof.

              "SERIES A PREFERRED STOCK" means the Series A Convertible Preferred Stock, par value $1.00 per share, of the Company to be issued pursuant to the Preferred Stock Purchase Agreement, or any other capital stock of the

Company into which such stock is reclassified or reconstituted.

              "SUBORDINATED DEBT" has the meaning assigned to that term in the Senior Loan Agreement

              "SUBSIDIARY" means, with respect to any Person, a corporation or other entity of which 50% or more of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

              "TNF SCOTLAND" means The North Face (Scotland) Limited, a private limited company incorporated in Scotland under the Companies Act,

              "TOTAL INTEREST COVERAGE" means, for any period, operating Cash Flow divided by Interest Expenses.

              "TRANSACTION DOCUMENTS" means collectively, this Agreement, the Note, the Asset Purchase Agreement, the Senior Loan Agreement and the other Loan Documents, the Securityholders Agreement, the Registration Rights Agreement, the Preferred Stock Purchase Agreement, the Goldwin Purchase Agreement, the Management Purchase Agreement, the TNF 1994 Stock Incentive Plan and any option agreements and restricted stock agreements dated as of the Closing Date, and the Restated Certificate of Incorporation.

              1.2 Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions of or are otherwise required by, the Financial Accounting Standards Board or the American
Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made.

              1.3 Other Definitional Provisions. References to "Sections", "Whereas clauses", "Exhibits" and "Schedules" shall be to Sections, Whereas clauses, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including" "includes" and "include" shall be deemed to be followed by the words "without limitation"; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                      ARTICLE 2

                   PURCHASE AND SALE OF THE NOTE AND COMMON STOCK

              2.1 Purchase and Sale of Note. Subject to the terms and conditions herein set forth, the Company agrees that it will issue to the Purchaser, and the Purchaser agrees that it will acquire from the Company, on the Closing Date, the Note in the principal amount set forth on Schedule 1, with such Note being substantially in the form attached hereto as Exhibit A, appropriately completed in conformity herewith. The purchase price of the Note shall be as set forth on Schedule 1.

              2.2 Purchase and Sale of Common Stock. Subject to the terms and conditions herein set forth, the Company agrees that it will issue to Purchaser, and Purchaser agrees that it will acquire from the Company, on the Closing Date, the number of shares of Common Stock set forth on Schedule 1. The purchase price of the Common Shares shall be as set forth on Schedule 1.

    2.3 Fees and Expenses. Concurrently with the execution hereof, the Company shall pay to Whitney a placement fee in an amount equal to three percent (3%) of the principal amount of the Note. In addition, the Company shall reimburse the Purchaser's reasonable out-of-pocket expenses (including attorney's fees, charges and disbursements and consultants' fees and expenses) incurred in connection with the transactions contemplated by this Agreement.

              2.4 Closing. The purchase and issuance of the Securities shall take place at the closing (the "Closing") to be held at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, at 10:00, a.m., local time, on June 7, 1994, or at such other time and place as the Company and the Purchaser may agree in writing (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser the Note and the Common Shares against delivery to the Company by the Purchaser of the purchase prices therefor by wire transfer of immediately available funds to one or more accounts designated by the Company at least 3 business days prior to the Closing.

                                    ARTICLE 3

                                CONDITIONS TO THE
                    OBLIGATION OF THE PURCHASER TO CLOSE

              The obligation of the Purchaser to purchase the Securities, to pay the purchase prices therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchaser of the following conditions on or before the Closing Date. The Purchaser shall not be obligated to purchase the Note unless the purchase and sale of the Common Shares occurs concurrently therewith and shall not be obligated to purchase the Common Shares unless the purchase and sale of the Note occurs concurrently therewith.

              3.1 Representations and Warranties. The representations and warranties of the Company contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

              3.2 Compliance with this Agreement. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

              3.3 Officers Certificate. The Purchaser shall have received a certificate dated as of the Closing Date from the chief executive officer and chief financial officer of the Company, in form and substance satisfactory to the Purchaser, to the effect that all representations and warranties of the Company contained in this Agreement are true, correct and complete in all material respects; that the Company is not in violation of any of the covenants contained in this Agreement; that all conditions precedent to the Closing of this Agreement to be performed by the Company have been duly performed; and that, after giving effect to the transactions contemplated by this Agreement, no Event of Default has occurred and is continuing.

              3.4 Secretary's Certificate. The Purchaser shall have received a certificate from the Company, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Restated Certificate of Incorporation and Bylaws of the Company, and resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each officer of the Company executing any Transaction Document or any other document delivered in connection herewith on behalf of the Company.

              3.5 Documents. The Purchaser shall have received true, complete and correct copies of the Transaction Documents and such other documents as they may request in connection with or relating to the sale of the Securities and the transactions contemplated hereby, all in form and substance satisfactory to the Purchaser,

              3.6  Financial Matters.

                     (a) Budgets; Financial Statements. The Purchaser shall have received the financial statements and certificates (addressed to the Purchaser) to be delivered pursuant to Sections 3.1(A) and 3.1(L) of the Senior Loan Agreement, including the draft auditor's opinion and financial statements of Old TNF for the three-month period ended March 31, 1994, prepared by Deloitte & Touche.

                     (b) Payment at Closing. There shall have been paid by the Company to the Purchaser the placement and commitment fees and any other accrued and unpaid fees due hereunder (including without limitation, legal fees and expenses), and to any other Person such amount as may be due, including all-taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Transaction Documents.

              3.7 Purchase Permitted by Applicable Laws. The acquisition of and payment for the Securities to be acquired by the Purchaser hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law, (b) shall not subject the Purchaser to any penalty or other onerous condition under or pursuant to any Requirement of Law, and (c) shall be permitted by all Requirements of Law to which it or the transactions contemplated by or referred to herein are subject; and the Purchaser shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

              3.8 Approval of Counsel to the Purchaser. All actions and proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance acceptable to Friedman & Kaplan, counsel to Whitney Debt Fund, in its reasonable judgment.

              3.9 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company necessary, desirable, or required in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Note) by the Company or enforcement against the Company of the Transaction Documents shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

             3.10 No Material Adverse Change. No event has occurred which results in a substantial and material adverse change in the business of the Company between the

Confirmation Order Date and the Closing Date, which event was unknown by the Purchaser as of the Confirmation Order Date and not included or reflected in any of the disclosures in the Asset Purchase Agreement or the Schedules thereunder delivered on or before the Confirmation Order Date, which would significantly diminish the value of the Business (as such term is defined in Recital A of the Asset Purchase Agreement), and which event was not caused by the malfeasance or misfeasance of Marsden S. Cason or William A. McFarlane.

             3.11 Opinions of Counsel. The Purchaser shall have received opinions of Crosby, Heafey, Roach & May; McGrigor Donald; and Limbach & Limbach, dated the Closing Date, each in form and substance acceptable to the Purchaser.

             3.12 No Material Judgment or Order. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Purchaser, would prohibit the purchase of the Securities hereunder or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Securities were to be purchased hereunder.

             3.13 Restated Certificate of Incorporation and By-laws. The Restated Certificate of Incorporation and Bylaws of the Company shall be in form and substance satisfactory to the Purchaser.

             3.14 Other Transaction Documents. Each of the Transaction Documents (including, without limitation, the Asset Purchase Agreement) shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, there shall be no default thereunder, and no term or condition thereof shall have been supplemented, amended, modified or waived without the Purchaser's prior written consent,

             3.15 Disbursement Instructions. The Purchaser shall have received written instructions from the Company directing the payment of any proceeds of the Securities that are to be paid on the Closing Date. In the case of any Indebtedness of Old TNF being refinanced with the proceeds of the Securities, the funds required for such payoff shall be earmarked for the benefit of the refinanced lender and shall be paid directly from the Purchasers to such refinanced lender. The Purchaser shall have received evidence, in form and substance reasonably satisfactory to the Purchaser, that any Indebtedness being refinanced or otherwise paid off with proceeds of the Securities has been fully satisfied and discharged and that any Liens in respect of any such obligations have been or will be terminated and cancelled of record.

             3.16 Other Transactions. On or prior to the Closing Date, no later than concurrently with the Closing, the Company shall have consummated:
(a) the Acquisition; (b) the Preferred Stock Sale; (c) the transactions contemplated in the Goldwin Purchase Agreement and the Management Purchase Agreement; and (d) the transactions contemplated by the Senior Loan Agreement, in each case upon the terms and subject to conditions set forth in the Transaction Documents, without any waiver by any party of any of the conditions to its obligations to consummate the transactions contemplated thereby, and the Purchaser shall have received a certificate from the Company to that effect dated the Closing Date and signed by the President of the Company. Each of the releases and other documents required to be delivered in connection with the closing under the Asset Purchase Agreement shall have been duly executed and delivered by the parties thereto and shall be in full force and effect.

             3.17 Confirmation Order. The Confirmation Order shall have been entered and the conditions set forth in Section 6.2 of the Asset Purchase Agreement shall have been satisfied.

             3.18 Bankruptcy Plan. The Bankruptcy Plan shall not have been modified, whether before or after confirmation, except as set forth in the Confirmation Order and all actions required to be taken and conditions required to be met under the terms of the Bankruptcy Plan in order for the Bankruptcy Plan to become effective or for the consummation of the Acquisition shall have been timely and fully taken or met (whether or not the Bankruptcy Plan contemplates that the Odyssey Bankruptcy Debtors or any other Person may waive such action or condition and without giving effect to any such waiver). The Effective Date under and as defined in the Bankruptcy Plan shall have occurred.

                                      ARTICLE 4

                                  CONDITIONS TO THE
                          OBLIGATION OF THE COMPANY TO CLOSE

              The obligations of the Company to issue and sell the Securities and to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date.

              4.1 Representations and Warranties True. The representations and warranties of the Purchaser contained in Section 6 shall be true and correct at and as of the Closing Date as if made at and as of such date.

              4.2 Compliance with this Agreement. The Purchaser shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

              4.3 Issuance Permitted by Applicable Laws. The issuance of the Securities to be issued by the Company hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law, (b) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law and (c) shall be permitted by all Requirements of Law to which the Company is subject.

              4.4 Approval of Counsel to the Company. All documents required to be delivered by the Purchaser hereunder shall have been in form and substance acceptable to Crosby, Heafey, Roach & May, counsel to the Company, in its reasonable judgment.

              4.5 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law necessary or required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

              4.6 No Material Judgment or Order. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the reasonable judgment of the Company, would prohibit the sale of the Securities hereunder or subject the Company to any material penalty or other onerous condition under or pursuant to any Requirement of Law if the Securities were to be sold hereunder.

              4.7 Other Transaction Documents. Each of the Transaction Documents (including, without limitation, the Asset Purchase Agreement) shall have been duly executed and delivered by the parties thereto and shall be in full force and effect.

                                      ARTICLE 5

                                 REPRESENTATIONS AND
                              WARRANTIES OF THE COMPANY

              The Company hereby represents and-warrants to the Purchaser, before and after giving effect to the Acquisition, the sale of the Note and Common Shares hereunder, the Preferred Stock Sale and the other transactions contemplated by the Transaction Documents, as follows:

              5.1 Corporate Existence and Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization; (c) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party and to borrow hereunder.

              5.2 Corporate Authorization; Non-Contravention. The execution, delivery and performance by the Company of each Transaction Document to which it is or will be a party and the transactions contemplated thereby, including without limitation the issuance of the Securities: (a) has been duly authorized by all necessary corporate, and if required, stockholder action; (b) does not contravene the terms of the Company's Restated Certificate of Incorporation or By-laws, or any amendment of either thereof; and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual obligation of the Company or any of its Subsidiaries (other than Liens under the Loan Documents), or any Requirement of Law applicable to the Company or any of its Subsidiaries.

              5.3 Governmental Authorization; Third Party Consents. Except as set forth on Schedule 5.3, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Note) by the Company or enforcement against the Company of the Transaction Documents or the transactions contemplated hereby or thereby.

              5.4 Binding Effect. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

              5.5 No Legal Bar. Neither the execution, delivery and performance of the Transaction Documents nor the issuance of or performance of the terms of the Securities will violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has previously entered into any agreement which is currently in effect or to which the Company or any of its Subsidiaries is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by the Company in the Transaction Documents.

              5.6 Litigation. Except as set forth on Schedule 5-6, there are no legal actions, suits, proceedings, claims or disputes pending or to the knowledge of the Company or its Subsidiaries, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company (a) with respect to the Transaction Documents, or any of the transactions contemplated hereby or thereby, or (b) which would, if adversely determined, have an adverse effect on the ability of the Company to perform its obligations under the Transaction Documents. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents.

              5.7 No Default or Breach. No event has occurred and is continuing or would result from the incurring of obligations by the Company under the Transaction Documents which constitutes or, with the giving of notice or lapse of time or both, would constitute an Event of Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, could adversely affect the ability of the Company to perform its obligations under the Transaction Documents.

              5.8 ERISA. The execution and delivery of the Transaction Documents, the purchase and sale of the Securities hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code or any other violations of ERISA or any other Requirement of Law related thereto.

              5.9  Disclosure.

              (a) Agreement and Other Documents. This Agreement and the documents and certificates furnished to the Purchaser by the Company at the Closing do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

              (b) Material Adverse Effect. There is no fact known to the Company, which the Company has not disclosed to the Purchaser in writing, which materially adversely affects, or insofar as the Company can reasonably foresee could materially adversely affect, the ability of the Company to perform its obligations under the Transaction Documents or any document contemplated thereby.

              5.10 Investment Company/Government Regulations. Neither the Company nor any Person controlling, controlled by or under common control with the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness. The Company is not engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Notes will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

              5.11 Capitalization. As of the Closing Date, the authorized capital stock of the Company consists of 5,000,000 shares of Common Stock and 6,000,000 shares of Series A Preferred Stock, and after giving effect to the transactions contemplated by this Agreement and by the other Transaction
Documents:

              (1) (i) 759,001 shares of Common Stock will be issued and outstanding and the Persons set forth on Schedule 2 own of record and beneficially the number of shares of Common Stock set forth opposite their names (which includes 247,500 shares of Management Restricted Stock); (ii) 2,500,000 shares of Common Stock will be reserved for issuance upon conversion of the Series A Preferred Stock (including conversion of shares of Series A Preferred Stock to be issued to the holders of Series A Preferred Stock by the Company as payment of dividends); (iii) 123,750 shares of Common Stock will be reserved for issuance upon exercise of the Management Options; (iv) 1,920,000 shares of Series A Preferred Stock will be issued and outstanding and the Persons set forth on Schedule 2 own of record and beneficially the number of shares of Preferred Stock set forth opposite their names; and (v) 4,000,000 shares of Series A Preferred Stock will be reserved for issuance as dividends on shares of Series A Preferred Stock.

              (2) All outstanding shares of capital stock of the Company will be duly authorized, and the shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock, when issued, will be, validly issued, fully paid, nonassessable and free and clear of any Liens. Except for the Common Stock, the Series A Preferred Stock and the Management Options, no other class of capital stock or other ownership interests of the Company are authorized or outstanding.

              (3) Except for the Series A Preferred Stock and the Management Options, there will be no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or any of its Subsidiaries, or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any capital stock of the Company or any of its Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights.

              5.12 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Securities or the Preferred Stock. No registration of the Securities pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Securities pursuant to this Agreement. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Securities or any other security so as to require the registration of the Securities pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Securities are so registered.

              5.13 Broker's, Finder's, or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby or by any other Transaction Document to which the Company is a party, based on any agreement, arrangement or understanding with the Company, or any action taken by any such entity.

              5.14 Transaction Documents. The Company has delivered to the Purchaser true, complete and correct copies of the Asset Purchase Agreement and each other Transaction Document and all documents, agreements and certificates, delivered in connection therewith, together with all amendments and modifications thereto. Such documents (including the schedules and exhibits thereto) comprise a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof. The Loan Documents have been duly authorized by all necessary corporate action on the part of the Loan Parties (as defined in the Senior Loan Agreement), were validly executed and delivered by the applicable Loan Party and are the legal, valid and binding obligations of the applicable Loan Party and its successors, enforceable in accordance with their terms. The Asset Purchase Agreement and each other Transaction Document has been duly authorized by all necessary corporate action on the part of the Company, was validly executed and delivered by the Company and is the legal, valid and binding obligation of the Company and its successors, enforceable in accordance with its terms. Each of the Transaction Documents are in full force and effect, and none of their provisions have been waived by any party thereto.

              5.15 Certain Representations made in the Senior Loan Agreement. The representations and warranties of the Company made in Section 4 of the Senior Loan Agreement as in effect on the date hereof are true and correct in all material respects and are hereby incorporated herein by reference as if fully set forth herein.

                                      ARTICLE 6

                                REPRESENTATIONS AND
                            WARRANTIES OF THE PURCHASER

              The Purchaser hereby represents and warrants to the Company as follows:

              6.1 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement: (a) is within the Purchaser's power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of the Purchaser's organizational documents (if any) or any amendment thereof;

and (c) will not violate, conflict with or result in any breach or contravention of any Contractual Obligation of the Purchaser, or any directly relating to the Purchaser.

              6.2 Binding Effect. This Agreement has been duly executed and delivered by the Purchaser, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

              6.3 No Legal Bar. The execution, delivery and performance of this Agreement by the Purchaser will not violate any Requirement of Law,

              6.4 Purchase for Own Account The Note and the Common Shares to be acquired by the Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the-Note or Common Shares including shares of Common Stock received upon exercise of the Common Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of any of its Note or Common Shares, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing the Note or Common Shares to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

              6.5 ERISA. No part of the funds used by the Purchaser to purchase the Securities hereunder constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975 of the Code).

              6.6 Broker's, Finders, or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby, or by any other Transaction Document to which the Purchaser is a party, based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

              6.7 Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement or the transactions contemplated hereby.

                                 ARTICLE 7
                              INDEMNIFICATION

              7.1 Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates, and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, "Liabilities") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Company in this Agreement or in any of the other Transaction Documents, including without limitation, the failure to make payment when due of amounts owing pursuant to the Note on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including actions brought by the Purchaser or the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby, and thereby, or any Indemnified Party's role therein or in the transactions contemplated thereby; provided, however, that the Company shall not be liable under this
Section 7.1 to an Indemnified Party: (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party, and (c) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in the applicable Transaction Document; provided further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in the applicable Transaction Document.

              7.2 Notification. Each Indemnified Party under this Article 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the company under this Article 7, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 7 or (b) under this Article 7 unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchaser and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

              7.3 Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                      ARTICLE 8

                                AFFIRMATIVE COVENANTS

              Until the payment by the Company of all principal of and interest on the Notes and all other amounts due at the time of payment of such principal and interest to the Holder under this Agreement and the Notes, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, the Company hereby covenants and agrees with the Holder as follows:

              8.1 Financial Statements and Other Information.

              The Company shall deliver to the Holder, in form and substance satisfactory to the Holder, the following documents in the manner provided below.

              (a) Monthly Financials. As soon as available and in any event, within twenty-five (25) days after the end of each month, the Company will deliver. (1) the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such month and the related consolidated and consolidating stsatement of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month and (2) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

              (b) Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, the Company will deliver (1) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such quarter of a Fiscal Year; (2) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and (3) copies of the consolidating financial statements of the Company and its

Subsidiaries including (a) consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal quarter and showing intercompany eliminations and (b) related consolidating statements of income of the Company and its Subsidiaries showing intercompany eliminations.

              (c) Year-end Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, the Company will deliver (1) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness for borrowed money of the Company and its subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; (3) a report with respect to the financial statements from a firm of independent certified public accountants of recognized national outstanding which report shall be unqualified as to going concern and scope of audit and shall state that: (a) such consolidated financial statements present fairly the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (4) copies of the consolidating financial statements of the Company and its Subsidiaries, including (a) consolidating balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and (b) related consolidating statements of earnings of the Company and its Subsidiaries showing intercompany eliminations.

              (d) Compliance Certificate. Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subdivisions (b) and (c) above, the Company will deliver a Compliance Certificate signed by the Company's chief executive officer or chief financial officer stating that: (1) such statements fairly present the financial condition of the Company and its Subsidiaries as of the dates indicated; (2) such officer has reviewed the terms of this Agreement and the Note and has made, or caused to e made under such officer's supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements;
(3) such review has not disclosed the existence during or at the-end of such accounting period, and such officer does not have knowledge of the existence as at the date of the Compliance Certificate, of any condition or event that constitutes an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto and
(4) the Company is in compliance with the financial covenants contained in
Section 6 and the restrictions contained in subsections 7.1, 7.3, 7.4 and 7.5 of the Senior Loan Agreement as in effect on the date hereof and demonstrating same in reasonable detail.

              (e) Accounts' Report. Promptly upon receipt thereof, the Company will deliver to the Purchaser copies of all significant reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

              (f) Management Report. Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subdivisions (b) and
(c) of this subsection 8.1. the Company will deliver a management report (1) describing the operations and financial condition of the Company and its Subsidiaries for the month or quarter then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year of the Company (or, with respect to the first year of Old TNF); and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of the Company to the effect that such information fairly presents the results of operations and financial condition of the Company and its Subsidiaries as at the dates and for the periods indicated.

              (g) Budgets. As soon as available and in any event no later than thirty (30) days prior to the end of each Fiscal Year of the Company, the Company will deliver a

              Budget of the Company and its Subsidiaries for the forthcoming Fiscal Year, month by month.

              (h) Events of Defaults, etc. Promptly upon any officer of the Company obtaining knowledge of any of the following events or conditions, the Company will deliver a certificate of the Company's chief executive officer specifying the nature and period of existence of such condition or event and what action the Company has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default; (2) any notice that any Person has given the Company or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in subsection 8.1(B) of the Senior Loan Agreement as in effect on the date hereof; or (3) any Material Adverse Effect.

              (i) Litigation. Promptly upon any officer of the Company obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation -or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, not previously disclosed by the Company to the Holders and except for such matters as to which the sole claim is for money damages not exceeding $25,000, or (2) any material Development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Company or any of its Subsidiaries, or any property of the Company or any of its Subsidiaries, the Company will promptly give notice thereof to each Holder and provide such other information as may be reasonably available to them to enable the Holders and their counsel to evaluate such matter.

              8.2 Access to Accountants. The Company authorizes the Purchaser to discuss the financial condition and financial statements of the Company and its Subsidiaries with Company's or any of its Subsidiaries' independent public accountants upon reasonable notice to the Company of its intention to do so and hereby authorizes such accountants to respond to all of the Purchaser's inquiries.

              8.3 Inspection. The Company shall permit the Purchaser and any authorized representatives designated by the Purchaser to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their employees and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested.

              8.4 Corporate Existence. The Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business. The Company will promptly notify the Purchaser of any change in its or any of its Subsidiaries' corporate structures.

              8.5 Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon; provided that no such tax need be paid if the Company or such Subsidiary is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Company or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP.

              8.6 Maintenance of Properties; Insurance. The Company will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of the Company and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, business interruption insurance (with no exclusion for earthquakes), public liability and property damage and casualty insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to the Purchaser.

              8.7 Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority as now in effect and which may be imposed in the future in all jurisdictions in which the Company or any of its Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a material adverse effect on the Condition of the Company.

              8.8 Payment of Notes. The Company shall, subject to the subordination provisions set forth in Section 8 of the Notes, pay the principal of, interest on and other amounts due in respect of, the Notes on the dates and in the manner provided in the Notes.

              8.9 Books and Records. The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

              8.10 Use of Proceeds. The Company shall use the proceeds of the sale of Securities hereunder only (a) in connection with the Acquisition, (b) for the payment of fees and expenses in connection with the transactions contemplated in the Transaction Documents and (c) as working capital for the Company and its Subsidiaries.

              8.11 Post-Closing Audit. Promptly following the Closing Date, the Company shall cause an audit of its balance sheet to be undertaken by Deloitte & Touche and shall provide the results thereof to the Purchaser on or before the date which is forty-five (45) days after the Closing Date.

                                      ARTICLE 9

                                  NEGATIVE COVENANTS

              Until the payment by the Company of all principal of and interest on the Notes and all other amounts due at the time of payment of such principal and interest to the Holders under this Agreement and the Notes, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, the Company hereby covenants and agrees with the Holders of the Notes as follows:

              9.1 Indebtedness and Liabilities. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations and any refinancings thereof subject to the limitations on refinancings set forth in the definition of "Senior Indebtedness" in the Note; (b) Indebtedness not to exceed $250,000 in the aggregate at any time outstanding secured by purchase money Liens; (c) Indebtedness with respect to Capital Leases not to exceed $1,000,000 in the aggregate at any time outstanding; (d) Indebtedness existing on the Closing Date and identified on Schedule 9.1(c) and refinancings thereof in amounts not in excess of that set forth on such Schedule 9.1(c); provided, that in no event may any refinancing of the Indebtedness of TNF Scotland require any guaranty of payment or other credit support by the Company; and (e) Subordinated Debt in an amount not in excess of $25,200,000. Except for Indebtedness described in the preceding sentence and agreements required by subsection 5.17 of the Senior Loan Agreement, the Company will not, and will not permit any of its Subsidiaries to, incur any indebtedness or liabilities except for trade payables and other liabilities not constituting Indebtedness in the ordinary course of business not yet due and payable or with respect to which the Company or any of its Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that the Company or any of its Subsidiaries has established adequate reserves therefor, if appropriate under GAAP.

              9.2 Guaranties. Except for guaranties issued to the Purchaser or under the Loan Documents or endorsements of instruments or items of payment for collection in the ordinary course of business, the Company shall not, and shall not permit any of its Subsidiaries to, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise. The foregoing shall not prohibit Subsidiaries from guarantying the Obligations.

              9.3  Transfers, Liens and Related Matters.

                        (a) Transfers. The Company shall not, and shall not permit any of its Subsidiaries to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to the assets of such Person, except that the Company and its Subsidiaries may (i) sell Inventory in the ordinary course of business; (ii) sell the trademarks listed on Schedule 9.3(a)(ii) pursuant to the Goldwin Purchase Agreement; (iii) with the prior written consent of the Purchaser not to be unreasonably withheld or delayed, license trademarks and tradenames in the ordinary course of business consistent with past practices of Old TNF prior to the Closing Date; (iv) terminate the leases described on Schedule 9.3(a)(iv); and (v) make voluntary Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $50,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $150,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; (4) the net proceeds of such Asset Disposition are applied as required by subsection 2.4(B) of the Senior Loan Agreement; (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, the Company is in compliance on a pro forma basis with the covenants set forth in Section 9.16 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (6) no Event of Default shall result from such sale or other disposition.

                        (b) Liens. Except for Permitted Encumbrances, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the assets of such Person or any proceeds, income or profits therefrom.

                        (c) No Negative Pledges. Neither the Company nor any Subsidiary of the Company shall enter into or assume any agreement (other than this Agreement and the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, other than any such agreement entered into by TNF Scotland prior to the Closing Date or in connection with a refinancing of Indebtedness of TNF Scotland permitted by subsection 9.1.

                        (d) No Restrictions on Subsidiary Distributions to the Company. Except as provided herein, the Company will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Company or any Subsidiary of the Company, other than any such agreement entered into by TNF Scotland prior to the Closing Date; or (2) subject to subordination provisions, pay any indebtedness owed to the Company or any other Subsidiary; (3) make loans or advances to the Company or any other Subsidiary; or (4) transfer any of its property or assets to the Company or any other Subsidiary.

              9.4 Investments and Loans. The Company shall not, and shall not permit any of its Subsidiaries to, make or permit to exist investments in or loans to any other Person, except: (a) Cash Equivalents; (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $50,000 at any time; and (c) the investment of the Company in the stock of TNF Scotland existing on the Closing Date (but excluding any additional investments, by capital contribution or otherwise, or loans).

              9.5 Restriction on Fundamental Changes. Neither the Company nor any of its Subsidiaries will: (a) enter into any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person.

              9.6 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of the Company or any of its Subsidiaries, except for (a) transactions in the ordinary course of, and pursuant to the reasonable requirements of, the Company's or a Subsidiary's business and upon fair and reasonable terms which are fully disclosed to the Purchaser and which are no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's length transaction with an unaffiliated Person; (b) the transactions set forth in the Goldwin Purchase Agreement; (c) the issuance of Management Options; and (d) the payment of fees pursuant to this Agreement to the extent permitted under subsection 7.8 of the Senior Loan Agreement. The foregoing shall not prohibit the transactions contemplated by the Preferred Stock Purchase Agreement, the Restated Certificate of Incorporation or the Management Options

              9.7 Environmental Liabilities. The Company will not, and will not permit any of its Subsidiaries to: (a) violate in any material respect any applicable Environmental Law; (b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any of its Subsidiaries; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by the Company or any of its Subsidiaries.

              9.8 Conduct of Business. From and after the Closing Date, the Company will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type engaged in by Old TNF or such Subsidiary on the Closing Date.

              9.9 Compliance with ERISA. The Company will not, and will not permit any of its Subsidiaries to, establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. Neither the Company nor any Subsidiary shall fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereof.

              9.10 Tax Consolidations. The Company will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Company or any of its Subsidiaries.

              9.11 Subsidiaries. The Company will not and will not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiaries without the Purchaser's prior written consent.

              9.12 Fiscal Year. Neither the Company nor any Subsidiary of the Company shall change its Fiscal Year.

              9.13 Press Release; Public Offering Materials. The Company will not, and will not permit any of its Subsidiaries to, disclose the name of the Purchaser in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of the Company or any of its Subsidiaries without prior notice to the Purchaser and the Purchaser's approval of the disclosure.

              9.14 Restriction on Certain Amendments. The Company shall not agree to or permit any alteration, amendment or supplement to the Senior Loan Agreement if, as a result of or in connection with such alteration, amendment or supplement, (i) the principal amount of Senior Debt outstanding (including the maximum commitment for any revolving credit, letter of credit or similar commitment for any revolving credit, letter of credit or similar credit facility) would exceed $33,000,000, (ii) the annual rate of interest applicable in connection with the Senior Debt would be increased, (iii) the fees, prepayment charges or other amount (other than interest) due in connection with the Senior Debt would be increased (provided that this shall not prohibit payment of reasonable fees in connection with any amendment or waiver of the Senior Loan Agreement), (iv) the final maturity date of any Senior Debt or the maturity date of any regular or scheduled payment or prepayment of principal of the Senior Debt would be advanced to an earlier date, or (v) any of the covenants contained in Section 6 of the Senior Loan Agreement, or any of the related definitions contained in Section 1.1 thereof, shall be made more restrictive, nor shall any covenants not present in the Loan

Documents as of the date hereof, if based on the financial condition of the Company or its Subsidiaries, be added.

              9.15 No Inconsistent Agreements. Except as contemplated in the Note, the Senior Loan Agreement or any other Transaction Document (the "Contemplated Restrictions"), neither the Company nor any of its Subsidiaries shall enter into any Contractual Obligation or enter into any amendment or other modification to any currently existing Contractual Obligation or to the Restated Certificate of Incorporation or By-laws of the Company which by its terms restricts or prohibits the ability of the Company, to a greater extent than the Contemplated Restrictions, to pay the principal of or interest on the Note.

              9.16  Financial Covenants.

                        (a) Minimum EBITDA. Minimum EBITDA at the end of each fiscal quarter set forth below for the rolling four (4) quarter period (or such lesser period as may equal the number of fiscal quarters elapsed since the Closing Date) ending on the last day of each fiscal quarter set forth below shall not be less than the amount set forth below opposite such date.

              Fiscal Quarter Ending              Amount
              ---------------------              ------

              9/30/94                            $3,600,000
              12/31/94                           $5,400,000
              3/31/95                            $6,800,000
              6/30/95                            $6,100,000
              9/30/95                            $6,300,000
              12/31/95                           $6,500,000
              3/31/96                            $6,500,000
              6/30/96                            $6,500,000
              9/30/96                            $7,200,000
              12/31/96                           $7,800,000
              3/31/97                            $7,900,000

              (b) Fixed Charge Coverage. Fixed Charge Coverage at the end of each fiscal quarter for the rolling four (4) quarter period (or such lesser period as may equal the number of fiscal quarters which have elapsed since June 30, 1994 not including the quarter ended June 30, 1994) ending on the last day of each fiscal quarter shall not be less than 1.0.

              (c) Total Interest Coverage. Total Interest Coverage at the end of each fiscal quarter for the rolling four (4) quarter period (or such lesser period as may equal the number of fiscal quarters which have elapsed since June 30, 1994 not including the quarter ended June 30, 1994) ending on the last day of each fiscal quarter shall not be less than 1.4.

              (d) Leverage Ratio. The Leverage Ratio at the end of each fiscal quarter commencing with the quarter beginning January 1 1995 for the rolling four (4) quarter period (or such lesser period as may equal the number of fiscal quarters which have elapsed since June 30, 1994) ending on the last day of such fiscal quarter set forth below shall be less than 5.50 to 1.

                                 ARTICLE 10
                                 PREPAYMENT

              The Company shall prepay outstanding principal (together with accrued interest) on all of the Notes pro rata in accordance with the Mandatory Prepayments provision set forth in Section 3 of the Notes. The Company may prepay outstanding principal (together with accrued interest) on the Notes only if prepaid in accordance with the Optional Prepayments provision set forth in
Section 4 of the Notes.

                                ARTICLE 11
                              MISCELLANEOUS

              11.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, acceptance of the Securities and payment therefor, or termination of this Agreement.

              11.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, recognized overnight courier service or personal delivery,

                        (a) if to the Whitney Debt Fund:

              Whitney Subordinated Debt Fund, L.P.
              630 Fifth Avenue New York, New York 10011-0302
              Telecopier No.: (212) 332-2422
              Attention: Daniel J. O'Brien

                                   with a copy to:

              Friedman & Kaplan
              875 Third Avenue New York, New York 10022
              Telecopier No.: (212) 355-6401
              Attention:   Marjorie S. White, Esq.

                                (b) if to the Company:

              The North Face
              999 Harrison Street
              Berkeley, California 94710
              Telecopy No: (510) 525-3346
              Attention: President

                                   with a copy to:

              Crosby, Heafey, Roach & May
              1999 Harrison Street
              Oakland, California 94612-3573
              Telecopy No.: (510) 273-8832
              Attention: Philip L. Bush, Esq.

              All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is confirmed, if telecopied.

              11.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Provisions of Articles 8 and 9 will inure to the benefit of each Holder. Subject to applicable securities laws and except as otherwise set forth in the Transaction Documents (including, without limitation, the Securityholders Agreement), the Purchaser may assign any of its rights under this Agreement. The Company may not assign any of its rights under this Agreement without the written consent of the Purchaser. Except as provided in
Article 7 or in this

              Section 11.3 or as provided in Section 8(h) of the Note, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

              11.4  Amendment and Waiver.

                        (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

                        (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchaser in accordance with Section 11.5, and
(ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

              11.5 Determinations, Requests or Consents. All determinations, requests, consents, waivers or amendments to be made by the Purchaser in its opinion or judgment or with its approval or otherwise pursuant to the Transaction Document shall be made (i) with respect to the Notes (including, without limitation, Articles 8 and 9 hereof), by Holders of a majority in aggregate principal amount of Notes outstanding or to be issued pursuant to this Agreement, and (ii) with respect to the Common Shares, by the holders of a majority of the Common Stock outstanding or to be issued pursuant to this Agreement; provided, however, that the consent of all Holders is needed to: (a) reduce the principal of, rate of interest on or fees payable with respect to the Notes; (b) extend the final scheduled maturity date of the principal amount of the Notes; (c) change the percentage of the aggregate principal amount of Notes which shall be required for the Holders to take any action hereunder; (d) amend or waive Section 8.1 or this Section 11.5 or the definitions of the terms used in Section 8.1 or this Section 11.5 insofar as such definitions affect the substance of Section 8.1 or this Section 11.5; or
(e) consent to the assignment or other transfer by the Company of any of its rights and obligations under this Agreement or the Notes.

              11.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              11.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              11.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE.

              11.9 CONSENT TO JURISDICTION. THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE PURCHASER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTE SHALL BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE OBLIGATIONS.

              11.10 WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE NOTE. THE COMPANY AND THE PURCHASER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE NOTE AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND PURCHASER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH

KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

              11.11 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

              11.12 Rule of Construction. Unless the context otherwise requires, "or" is not exclusive.

              11.13 Entire Agreement. This Agreement, together with the Exhibits and Schedules and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the Exhibits and Schedules, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

              11.14 Certain Expenses. The Company will pay all expenses of the Purchaser (including reasonable fees, charges and disbursements of counsel) in connection with any amendment, supplement, modification or waiver of or to any provision of this Agreement or the Note, or any consent to any departure by the Company from the terms of any provision of this Agreement or the Note.

              11.15 Publicity. Except as may be required by applicable law, neither party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other party and shall give the other party an opportunity to comment thereon.

              11.16 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notice to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.


                                       TNF HOLDINGS COMPANY, INC.





                                       By:/s/Marsden S. Cason
                                          ---------------------------------
                                            Name:  Marsden S. Cason
                                            Title: President


                                       WHITNEY SUBORDINATED DEBT
                                           FUND, L.P.



                                       By:/s/Ray  E. Newton, III
                                          ---------------------------------
                                           Name: Ray  E. Newton, III
                                           A General  Partner

                                      SCHEDULE 1


SUBORDINATED NOTE
    $24,333,333 principal amount
    $24,013,645 purchase price

COMMON SHARES
    319,688 Shares of Common Stock
    $319,688 purchase price

                                      SCHEDULE 2


                                            Number of Shares
         Name of Stockholder                of Common Stock
          -------------------                ----------------

Whitney Subordinated Debt Fund, L.P.             319,688
Marsden S. Cason                                  63,937.5
William A. McFarlane                              63,937.5
Kabushiki Kaisha Goldwin                          38,362.8
Richard T. Peery                                   6,393.8
Jack L. Richardson                                 6,393.8
Philip S. Schlein                                  6,393.8
Kenneth F. Siebel                                  6,393.8

              TOTAL                              511,501

                                             Number of Shares
         Name of Stockholder                of Preferred Stock
          -------------------                ------------------

Whitney 1990 Equity Fund, L.P.                   1,536,000
J.H. Whitney & Co.                                 384,000
                                                 ---------
              TOTAL                              1,920,000

           AMENDMENT NO. 1 DATED AS OF MARCH 1, 1995 ("Amendment No. 1") TO
          SUBORDINATED NOTE AND COMMON STOCK PURCHASE AGREEMENT DATED AS OF
         JUNE 7, 1994, BETWEEN THE NORTH FACE, INC. AND WHITNEY SUBORDINATED
        DEBT FUND, L.P. AND THE SUBORDINATED PROMISSORY NOTE DUE JUNE 7, 2001

This Amendment No. 1, dated as of March 1, 1995, is entered into between THE NORTH FACE, INC., a Delaware corporation (the "Company") and WHITNEY SUBORDINATED DEBT FUND, L.P., a Delaware limited partnership ("Whitney Debt Fund"), in its capacity as sole holder of the Securities as defined in, and issued and sold to the Whitney Debt Fund pursuant to, the provisions of the Subordinated Note and Common Stock Purchase Agreement (the "Note Agreement") dated as of June 7, 1994, between the Company and Whitney Debt Fund.

WHEREAS, the Company desires to enter into that certain Amended and Restated Loan and Security Agreement (the "Loan Agreement") dated as of March 1, 1995, among Heller Financial, Inc. as a lender and as agent ("Agent") for the financial investigators parties to the Loan Agreement ("Lenders") and the Company, which provides, among other things, for (i) the Loan Agreement to increase the revolving line of credit commitment to $44 million and replace the existing Loan and Security Agreement dated as of June 7, 1994, (ii) certain term loans in the aggregate principal amount of $6 million for certain proposed Capital Expenditures, (iii) provisions respecting The North Face (Canada), Inc., and (iv) other related loan documents, exhibits and documents as described in the Loan Agreement; and

WHEREAS, the Whitney Investors (as defined in the Loan Agreement) have consented to the Loan Agreement; and

WHEREAS the parties hereto desire to make certain revisions to the Note Agreement and the Subordinated Promissory Note due June 7, 2001 issued pursuant thereto (the "Note"),

NOW, THEREFORE, in consideration of the forgoing, the agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.  Amendments to Article 1 of the Note Agreement

    (a)  The following definitions are hereby added to Article 1 of the Note
Agreement:

              "Agent" means Heller Financial, Inc. as Agent under the Senior Loan Agreement, any successor agent under the Senior Loan Agreement and any agent under any agreement refinancing the Senior Loan Agreement.

              "Canadian Documents" has the meaning set forth in the Senior Loan Agreement.

              "First Amendment" means Amendment No. 1 dated as of March 1, 1996 to Subordinated Note and Common Stock Purchase Agreement dated as of June 7, 1994 between The North Face, Inc. and Whitney Subordinated Debt Fund, L.P. and the Subordinated Promissory Note due June 7, 2001.

              "Lenders" means those financial institutions parties to the Senior Loan Agreement.

              "TNF Canada" means The North Face (Canada), Inc.

              "Permitted Canadian Financing" has the meaning set forth in the Senior Loan Agreement.

    (b) The following definitions in Article 1 of the Note Agreement are hereby amended as follows:

              "Domestic Subsidiary" shall include TNF Canada and its Subsidiaries until TNF Canada enters into a Permitted Canadian Financing, and thereafter TNF Canada and its Subsidiaries shall no longer be Domestic Subsidiaries.

              "Fiscal Year" means each twelve-month period ending on December 31 to each year (or for the first fiscal year following the Closing Date, the period from the Closing Date to December 31, 1994).

              "Fixed Charges"; the word "less" before clause (d) is changed to "plus".

              "Permitted Encumbrance" is amended to add the following clauses
(i) and (j): (I) Liens in favor of the Company granted by TNF Canada, which may be assigned to Agent, and (J) Liens securing Indebtedness to TNF Canada permitted under the Senior Loan Agreement.

              "Senior Debt"; shall mean Senior Indebtedness as defined in the Note.

              "Senior Loan Agreement" shall mean the Loan Agreement as defined in the First Amendment, as the same may be modified, amended or supplemented from time to time in accordance with the terms thereof and of the Note Agreement.

         "TNF Scotland" shall be redesignated TNF Europe (with corresponding changes to each reference to TNF Scotland) and shall mean The North Face (Europe) Limited, a private limited company incorporated in Scotland under the Companies Act.

2.  Consent and amendments relating to TNF Canada:

    (a) Whitney Debt Fund hereby consents to the formation of TNF Canada, and to the Investments of the Company in TNF Canada in the form of capital contributions, intercompany loans or intercompany accounts receivable.

    (b) Section 9.1 of the Note Agreement is amended to add the following clauses (f) and (g) as permitted Indebtedness:

         "(f) intercompany Indebtedness and accounts receivable of TNF Canada to the Company; and

         (g) Indebtedness of TNF Canada permitted under the Senior Loan Agreement."

    and to delete the last sentence of such Section 9.1 and replace it with the following:

    "Except for Indebtedness and intercompany liabilities described in the preceding sentence, Borrower will not, and will not permit any of its Subsidiaries to, incur any Indebtedness or liabilities except for trade payables, operating leases and other liabilities not constituting Indebtedness in the ordinary course of business not delinquent or with respect to which Borrower or any of its Subsidiaries is consenting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that Borrower or any of its Subsidiaries has established adequate reserves therefor, if appropriate under GAAP."

    (c) Notwithstanding the provisions of Section 9.3, TNF Canada may enter into a Permitted Canadian Financing.

    (d) Whitney Debt Fund hereby consents to the regulation by the Company of The North Face branded inventory of La Sport Fashions, Inc.

    (e) If TNF Canada enters into a Permitted Canadian Financing, the Company and Whitney Debt Fund agree to negotiate in good faith in order to amend the covenants contained in Section 9.16 of the Note Agreement and the related definitions to exclude TNF Canada and provide criteria for evaluating the Company's performance and financial condition which shall be the same after such exclusion and consistent with corresponding amendments to the Loan Agreement.

    (f)  Section 9.11 of the Note Agreement is amended to add the following:
"TNF Canada will remain a wholly-owned Subsidiary of the Company."

3.  Consent and amendments relating to the Loan Agreement:

    (a) Whitney Debt Fund hereby consents to the Company's entering into the Senior Loan Agreement, as defined in this Amendment, and to the terms thereof.

    (b) Section 9.14(1) of the Note Agreement is amended by deleting the number "$33,000,000" and replacing it with "$59,000,000."

    (c) Section 8.1(d) of the Note Agreement is amended by deleting the words "as in effect on the date hereof" form clause (4).

    (d) Section 9.2 of the Note Agreement is amended to insert the following in line 4 at the end of the first clause: "customary indemnities to agents, officers and directors, and any guaranty by the Company of the obligations of TNF Canada under its lease."

4. Leverage Ratio: Section 9.16(d) of the Note Agreement shall be deleted, and there shall be substituted in place the following;

    "(d) Leverage Ratio. Commencing with the fiscal quarter ending March 31, 1995, the Leverage Ratio at the end of each fiscal quarter for the rolling four
(4) quarter period (or three (3) fiscal quarters as of March 31, 1995) ending on the last day of each fiscal quarter shall not exceed 7.00."

5. Consent to Change of Fiscal Year. Whitney Debt Fund hereby consents to the Company's change of its fiscal year to be as defined in this Amendment No. 1.

6.  Amendments to the Note.  The Note is hereby amended as follows:

    (a) The definitions of "Lender", "Senior Indebtedness" and "Senior Loan Agreement" in Section 8(a) of the Note shall be deleted and replaced with the following:

         "Lender" shall mean the Agent as defined in the Senior Loan Agreement, or if there is no Agent, the Lender(s) under the Senior Loan Agreement.

         "Senior Indebtedness" shall mean the Obligations under and as defined in the Senior Loan Agreement (including without limitation any interest that accrues after the commencement of any case, proceeding or other legal action relating to the bankruptcy, insolvency or reorganization of the Company whether or not such interest constitutes an allowed claim) and any renewal, extension or refinancing thereof; provided, however that the principal amount of Senior Indebtedness shall not exceed $50,000,000 less the amount of any payment or prepayment of principal on the Term Loan (as defined in the Senior Loan Agreement), less any permanent reductions of the aggregate amount of all Revolving Loan Commitments (as defined in the Senior Loan Agreement) plus $9,000,000; and provided further that any such refinancing shall not (i) result in any increase in the amount of, or any earlier scheduled maturity date or payment date of, any required payment or prepayment of the principal amount of Senior Indebtedness of the Company of its Subsidiaries, nor (ii) result in any increases in the due rate of interest under the Senior Loan Agreement, nor (iii) result in any material increase in the prepayment charges, loan or other amounts payable with respect to such Senior Indebtedness, taken as a whole in relation to the comparable terms and provisions of the Senior Loan Agreement as in effect on the date of the First Amendment (as defined in the Purchase Agreement), and the terms, provisions and conditions of such renewal, extension or refinancing, taken as a whole, that are comparable to the terms, provisions and conditions of the Senior Loan Agreement shall not be materially more burdensome to the Company and its Subsidiaries than such terms, provisions and conditions of the Senior Loan Agreement as in effect on the date of the First Amendment.

         "Senior Loan Agreement" shall mean the Amended and Restated Loan and Security Agreement dated as of March 1, 1995 among the Company, certain financial institutions from time to time parties thereto and Heller Financial, Inc., as agent for such institutions, as amended, supplemented, reserved or modified from time to time (in accordance with the terms thereof) and any agreement restructuring, refunding or refinancing all or any portion of the obligations under such agreements.

    (b) All references in the Note to the Purchase Agreement shall mean the Purchase Agreement as amended by the First Amendment.

7. Effect of Amendment. This Amendment No. 1 is duly executed in accordance with Section 11.4 and 11.5 of the Note Agreement and Section 6 of the Note, and, except as specifically set forth above, all covenants, terms, provisions and conditions of the Note Agreement and the Notes are, and shall remain, in full force and effect.

8. Effectiveness. This Amendment No. 1 shall be effective upon the Closing Date, as defined in the Loan Agreement.

9. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws of such state.

10. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the parties hereto in separate counterparts, such of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.


THE NORTH FACE, INC.                   WHITNEY SUBORDINATED
                                       DEBT FUND, L.P.



By /s/ William A. McFarlane            By /s/ Ray E. Newton, III
  ---------------------------------       -------------------------------------
    William A. McFarlane                    Ray E. Newton, III
    President                               a General Partner

    AMENDMENT NO. 2 DATED AS OF MARCH 27, 1996 ("Amendment No. 2") TO SUBORDINATED NOTE AND COMMON STOCK PURCHASE AGREEMENT DATED AS OF JUNE 7, 1994 BETWEEN THE NORTH FACE, INC. AND WHITNEY SUBORDINATED DEBT FUND, L.P. AND THE SUBORDINATED PROMISSORY NOTE DUE JUNE 7, 2001


    This Amendment No. 2, dated as of March 27, 1996, is entered into between THE NORTH FACE, INC., a Delaware corporation (the "Company"), and WHITNEY SUBORDINATED DEBT FUND, L.P., a Delaware limited partnership ("Whitney Debt Fund"), in its capacity as sole holder of the Securities as defined in, and issued and sold to the Whitney Debt Fund pursuant to, the provisions of the Subordinated Note and Common Stock Purchase Agreement (the "Note Agreement") dated as of June 7, 1994, between the Company and Whitney Debt Fund, as amended by Amendment No. 1 thereto dated as of March 1, 1995.

    WHEREAS, the Company desires to enter into that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of March 27, 1996, which amends the Amended and Restated Loan and Security Agreement (together with the amendments thereto described in this clause, the "Amended Loan Agreement") dated as of March 1, 1995, among Heller Financial, Inc. as a lender and as agent ("Agent") for the financial institutions parties to the Loan Agreement ("Lenders") and the Company, as previously amended by that certain First Amendment and Second Amendment thereto, which Third Amendment provides, among other things, for (i) the Amended Loan Agreement to increase the revolving line of credit commitment to $58 million, (ii) certain term loans in the aggregate principal amount of $7 million for certain Capital Expenditures, and (iii) other related amendments, loan documents and exhibits as described in the Amended Loan Agreement; and

    WHEREAS, the Whitney Investors (as described in the Amended Loan Agreement) have consented to the Amended Loan Agreement; and

    WHEREAS the parties hereto desire to make certain revisions to the Note Agreement and the Subordinated Promissory Note due June 7, 2001 issued pursuant thereto (the "Note").

    NOW, THEREFORE, in consideration of the foregoing, the agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.  Amendments to Article 1 of the Note Agreement.

    (a)  The following definition is hereby added to Article 1 of the Note
Agreement:

         "Second Amendment" means Amendment No. 2 dated as of March 27, 1996, to Subordinated Note and Common Stock Purchase Agreement dated as of June 7, 1994 between The North Face, Inc. And Whitney Subordinated Debt Fund, L.P. and the Subordinated Promissory Note due June 7, 2001, as amended by the First Amendment.

    (b) The following definition in Article 1 of the Note Agreement is hereby amended as follows:

         "Senior Loan Agreement" shall mean the Amended Loan Agreement as defined in the Second Amendment, as the same may be modified, amended or supplemented from time to time in accordance with the terms thereof and of the Note Agreement.

2.  Consent And Amendments Relating To Loan Agreement

    (a) Whitney Debt Fund hereby consents to the Company's entering into the Amended Loan Agreement, as defined in this Amendment No. 2, and to the terms thereof.

    (b) Section 9.14(i) of the Note Agreement is amended by deleting the number "$59,000,000" and replacing it with "$77,000,000."

3.  Amendments To The Note.  The Note is hereby amended as follows:

    (a) The definitions of "Senior Indebtedness," and "Senior Loan Agreement" in Section 8(a) of the Note shall be deleted and replaced with the following:

         "Senior Indebtedness" shall mean the Obligations under and as defined in the Senior Loan Agreement (including without limitation any interest that accrues after the commencement of any case, proceeding or other legal action relating to the bankruptcy, insolvency or reorganization of the Company whether or not such interest constitutes an allowed claim) and any renewal, extension or refinancing thereof; provided, however, that the principal amount of Senior Indebtedness shall not exceed $65,000,000 less the amount of any payment or prepayment of principal on the Term Loan (as defined in the Senior Loan Agreement), less any permanent reductions of the aggregate amount of all Revolving Loan Commitments (as defined in the Senior Loan Agreement) plus $12,000,000; and provided further that any such refinancing shall not (i) result in any increase in the amount of, or any earlier scheduled maturity date or payment date of, any required payment or prepayment of the principal amount of Senior Indebtedness of the Company or its Subsidiaries, nor (ii) result in any increase in the rate of interest under the Senior Loan Agreement, nor
(iii) result in any material increase in the prepayment charges, fees or other amounts payable with respect to such Senior Indebtedness, taken as a whole in relation to the comparable terms and provisions of the Senior Loan Agreement as in effect on the date of the Second Amendment (as defined in the Purchase Agreement), and the terms, provisions and conditions of such renewal, extension or refinancing, taken as a whole, that are comparable to the terms, provisions and conditions of the Senior Loan Agreement shall not be materially more burdensome to the Company and its Subsidiaries than such terms, provisions and conditions of the Senior Loan Agreement as in effect on the date of the Second Amendment.

         "Senior Loan Agreement" shall mean the Amended and Restated Loan and Security Agreement dated as of March 1, 1995 among the Company, certain financial institutions from time to time parties thereto and Heller Financial, Inc., as agent for such institutions, as amended by the First Amendment, Second Amendment and Third Amendment thereto, as amended, supplemented, renewed or modified from time to time (in accordance with the terms thereof) and any agreement restructuring, refunding or refinancing all or any portion of the obligations under such agreement.

    (b) All references in the Note to the Purchase Agreement shall mean the Purchase Agreement as amended by Amendment No. 1 thereto dated as of March 1, 1995, and the Second Amendment.

4. Effect Of Amendment. This Amendment No. 2 is duly executed in accordance with Sections 11.4 and 11.5 of the Note Agreement and Section 6 of the Note, and, except as specifically set forth above, all covenants, terms, provisions and conditions of the Note Agreement and the Note are, and shall remain, in full force and effect.

5. Effectiveness. This Amendment No. 2 shall be effective upon the effective date of the Third Amendment to the Amended Loan Agreement described in the second paragraph hereof.

6. Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws of such state.

7. Counterparts. This Amendment No. 2 may be executed in any number of counterparts evidenced by manual signatures hereto delivered directly or sent by facsimile transmission, and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

THE NORTH FACE, INC.                   WHITNEY SUBORDINATED DEBT
                                       FUND, L.P.



By /s/ Marsden S. Cason                By /s/ Ray E. Newton, III
  ---------------------------------       -------------------------------------
    Marsden S. Cason                        Ray E. Newton, III
    Chief Executive Officer                 a General Partner